EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

     We consent to the incorporation by reference in this Registration Statement of Vineyard National Bancorp on Form S-3 of our report dated February 1, 2002 incorporated by reference in the Annual Report on Form 10-K of Vineyard National Bancorp for the year ended December 31, 2001.

/s/ Vavrinek, Trine, Day & Co., LLP

Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
March 12, 2003